                                                                    Exhibit 99.1

Laura Crowley                                      Christina Carrabino (General)
General Magic, Inc.                                Allison Parker (Investor)
1 + 408 774 4457                                   Scott Marx (Financial Media)
ir@generalmagic.com                                Financial Relations Board
                                                   1 + 415 986 1591

                                                           FOR IMMEDIATE RELEASE


                GENERAL MAGIC ANNOUNCES FOURTH QUARTER & YEAR-END
                                  1999 RESULTS
     ONSTAR RELATIONSHIP STRENGTHENS THE COMPANY'S VOICE ASP MARKET POSITION
                 MYTALK SUBSCRIBER COUNT SURPASSES 700,000 USERS

     SUNNYVALE, Calif. (March 8, 2000) - General Magic, Inc., (Nasdaq: GMGC), a leading Voice Application Service Provider (ASP), today announced its operating results for the fourth quarter and year ended December 31, 1999. Over the course of the 1999 year the Company entered into several strategic partnerships with companies such as Bell South Mobility, Excite@Home and OnStar, a division of General Motors. These partnerships have helped to foster the growth of voice applications and services.

     Most recently, the Company announced a co-branded marketing agreement with Juno Online Services, Inc. By partnering with Juno, General Magic has created a channel to attract the millions of existing and new Juno customers to the myTalk service.

     "General Magic has made significant progress over the past year in developing and focusing the Company as a Voice ASP. One of our competitive advantages centers around our development of an intelligent, socially engineered, human-like interface that creates a natural conversation between people and information," said Steve Markman, chairman, chief executive officer and president of General Magic. "Partnering with companies like OnStar validates our technology and helps to further the adoption of our core technology by businesses and consumers, which we expect to lead to long-term revenue growth."


     More than 1.5 million customers are now hosted in General Magic's state-of-the-art, 24x7 network operations facility, which is designed to manage high volume telephony transactions.

FINANCIAL RESULTS

     Revenue for the fourth quarter ended December 31, 1999, was $436 thousand, an increase compared to $126 thousand in the fourth quarter of 1998. The Company incurred a net loss of $10.9 million, or $0.55 per diluted share, in the fourth quarter of 1999, an improvement compared to a net loss of $15.1 million or $0.50 per diluted share, in the fourth quarter of 1998. The net loss per share for the fourth quarter of 1999 included a $12.0 million adjustment, or $0.29 per share to accumulated deficit related to preferred stock issued during the period with favorable conversion and redemption rights, dividends on preferred stock and warrants, compared to a $1.0 million adjustment, or $0.04 per share in the same period of 1998.

     Revenue for the twelve months ended December 31, 1999, was $2.5 million, compared to $2.3 million for the twelve months ended December 31, 1998. The Company incurred a net loss of $47.6 million, or $1.56 per diluted share, for the twelve months ended December 31, 1999, compared to a net loss of $38.9 million, or $2.09 per diluted share, for the twelve months ended December 31, 1998. The net loss per share for the twelve months of 1999 included a $13.6 million adjustment, or $0.34 per share to accumulated deficit related to preferred stock issued during the period with favorable conversion and redemption rights, dividends on preferred stock and warrants, compared to a $22.9 million adjustment, or $0.78 per share in the same period of 1998.

     Operating expense for the fourth quarter of 1999 was $12.0 million compared to $15.3 million for the fourth quarter of 1998. Operating expenses for the fourth quarter of 1998 included a $2.4 million non-cash charge related to the disposition of the Company's handheld devices group. For the twelve months ended December 31, 1999, the operating expense was $48.0 million, compared to $47.9 million for the same period in 1998.

     Cash and short-term investments totaled $25.5 million, as of December 31, 1999, compared to $33.0 million as of December 30, 1998. As of December 31, 1999, there were 43.2 million shares of common stock outstanding.

COMPANY UPDATE

     During the 1999 year, General Magic announced a new organizational structure that consists of two business units, the Internet Services Group and the Custom Solutions Group. The Internet Services Group focuses on branded services including myTalk and Portico. The Custom Solutions Group offers a unique combination of custom application development, professional services and a state-of-the-art, 24x7 network operations hosting environment designed to manage high volume telephony transactions. In addition, the Company's Voice ASP platform facilitates expansion of these custom applications with the eCommerce and content services desired by customers.

     In November 1999, the Custom Solutions Group announced a strategic partnership with OnStar, a division of General Motors. The agreement entails the licensing of General Magic's voice application technology to be used in the OnStar Advisory System for mid-sized cars and trucks in the GM family. It is expected that the OnStar service will be installed in nearly one million vehicles by the end of 2000. OnStar paid General Magic $20.0 million related to a preferred stock investment, technology agreement and license fee. The Company expects to recognize $6.2 million in revenue through mid-2000 associated with this transaction. Under the terms of the agreement, General Magic is also expected to provide network hosting, professional services, application maintenance and customized content. The agreement also provides for a royalty to be paid to General Magic for automobile manufacturers, other than General Motors, that use the OnStar virtual advisor system developed by the Company.

     During the 1999 year, General Magic announced the launch of its new product, myTalk. Since the product's initial launch, several new enhancements have been added to the free myTalk service, including pager notification, 2-minute free long distance calling and voicemail. Subscribers can receive voicemail messages and make quick, free calls anywhere in the United States. The Company today announced that more than 700,000 members have now signed up for the service.

     "We are delighted with the success of the myTalk service," said Markman. "This product appeals to the college market and relying largely on viral marketing, we are adding thousands of new subscribers every day."

     As announced in June of 1999, General Magic continues to provide and host the Excite@Home voicemail service. Excite announced earlier this year that over 1 million Excite customers have registered for the voicemail service. Excite recently integrated the voicemail and fax service into a unified messaging service for the convenience of their users.

     Bell South Mobility continues its trial in the Atlanta area of a customized voice-application service provided by General Magic, announced during the third quarter of 1999. Bell South has extended the trial through April.

ABOUT GENERAL MAGIC

General Magic creates value for its customers through state-of-the-art voice solutions. General Magic offers years of expertise in combining language, personality, and logic, creating a natural conversation between people and information.

As a voice application service provider (Voice ASP), General Magic serves companies with high volumes of customer contacts who need cost-effective solutions that maintain the trust and loyalty of their customers. For more information about General Magic, visit the Company's Web site at http://www.general magic.com.

General Magic notes that this press release contains forward-looking statements. There are risks and uncertainties that may cause actual results to vary materially. These risks and uncertainties include, but are not limited to, the adequacy of the Company's financial resources to execute its business plan; market acceptance of the Company's technologies and services; the Company's ability to timely secure key customers for it's technologies and services; the Company's ability to attract advertisers and sponsors and its ability to generate revenues from advertising sales; the Company's ability to attract, retain and motivate key technical, marketing and management personnel; the capability of the Company's Network Operations Center to handle potential increases in demand; the challenges inherent in the development, delivery and implementation of complex technologies; the ability of the Company's third party technology partners to timely develop, license or support technology necessary to the Company's services; and the Company's ability to respond to competitive developments. These and other risks are detailed in General Magic's Registration Statement on Form S-3/A, filed on December 17, 1999, and will also be describes in the Company's Form 10-K to be filed by March 30, 2000.

General Magic, magicTalk, myTalk, and Portico are trademarks of General Magic, Inc. and may be registered in certain jurisdictions.

FINANCIAL TABLES ATTACHED

                              GENERAL MAGIC, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                      DECEMBER 31,
                                                                                ------------------------
                                                                                  1999           1998
                                                                                ---------      ---------
ASSETS
Current assets:
  Cash and cash equivalents (including restricted cash of $2,280 in 1998....    $  23,045      $  21,845
  Short-term investments....................................................        2,490         12,075
  Other current assets......................................................          767          1,700
                                                                                ---------      ---------
      Total current assets..................................................       26,302         35,620
                                                                                ---------      ---------
Property and equipment, net.................................................       11,869          7,507
Other assets................................................................        3,534          4,171
                                                                                ---------      ---------
      Total assets..........................................................    $  41,705      $  47,298
                                                                                =========      =========

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
  Accounts payable..........................................................    $   2,780      $   1,348
  Accrued expenses..........................................................        8,018          9,980
  Current portion of long-term debt.........................................           --          2,333
  Other current liabilities.................................................        5,895             54
                                                                                ---------      ---------
      Total current liabilities.............................................       16,693         13,715
Deferred revenue............................................................           --          2,000
Long-term debt..............................................................           --          3,778
Other long-term liabilities.................................................        2,692            683
                                                                                ---------      ---------
      Total liabilities.....................................................       19,385         20,176
                                                                                ---------      ---------
Commitments
Redeemable, convertible Series D preferred stock, $0.001 par value
  Stated at involuntary liquidation preference
  Authorized: 2 shares
  Issued and outstanding: 1999 -- 1; 1998 -- None...........................       10,274         20,658

Redeemable, convertible Series C preferred stock, $0.001 par value
  Stated at involuntary liquidation preference
  Authorized: 3 shares
  Issued and outstanding: 1999 -- none; 1998 -- 2...........................           --         20,658

Redeemable, convertible Series B preferred stock, $0.001 par value
  Stated at involuntary liquidation preference
  Authorized: 12 shares
  Issued and outstanding: 1999 -- none; 1998 -- 6...........................           --          7,577

Stockholders' (deficit) equity:
Convertible Series A preferred stock, $0.001 par value
  Liquidation preference: 1999 -- $4,500; 1998 -- $4,500
  Authorized: 50 shares
  Issued and outstanding: 1999 -- 50; 1998 -- 50                                       --             --

Preferred stock, $0.001 par value
  Authorized: 435 shares
  Issued and outstanding: 1999 -- 1; 1998 -- None...........................            2             --

Common stock, $0.001 par value
  Authorized: 100,000 shares
  Issued and outstanding: 1999 -- 43,202; 1998 -- 33,400....................           43             33

Additional paid-in capital..................................................      282,861        208,557
Deferred compensation                                                                  --             --
Accumulated other comprehensive loss........................................           (3)            --
Deficit accumulated during development stage................................     (270,654)      (209,500)
                                                                                ---------      ---------
 ............................................................................       12,249           (910)
Less treasury stock, at cost: 1999 -- 46; 1998 -- 46........................         (203)          (203)
                                                                                ---------      ---------
      Total stockholders' (deficit) equity..................................       12,045         (1,113)
                                                                                ---------      ---------
 ............................................................................    $  41,705      $  47,298
                                                                                =========      =========

                              GENERAL MAGIC, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER DATA SHARE)

                                                                                              PERIOD FROM
                                                                                              MAY 1, 1990
                                                         YEAR ENDED DECEMBER 31,             (INCEPTION) TO
                                                  --------------------------------------       DECEMBER 31,
                                                    1999           1998           1997            1999
                                                  --------       --------       --------     --------------
Statement of operations data:
  Licensing revenue...........................    $  1,563       $  1,610       $  2,454       $  18,905
  Service revenue.............................         914             --             --             914
  Other revenue...............................           7            676          1,002           9,419
                                                  --------       --------       --------       ---------
      Total revenue...........................       2,484          2,286          3,456          28,324
                                                  --------       --------       --------       ---------
Costs and expenses:
  Cost of service revenue.....................         195            482            928           6,283
  Network operations..........................       7,387             --             --
  Research and development....................      12,524         21,133         20,548         114,556
  Selling, general and administrative.........      22,976         21,861         12,676         102,057
  Write-off of acquired technology
    and in-process research and development...          --          2,827             --           4,369
  Compensation expense associated
    with DSI divestiture......................          --          1,634             --           1,634
  Restructuring...............................          --             --             --           3,170
                                                  --------       --------       --------       ---------
      Total costs and expenses................      47,984         47,937         34,152         232,069
                                                  --------       --------       --------       ---------
Loss from operations..........................     (45,500)       (45,651)       (30,696)       (203,745)

Other income, net.............................      (2,052)         6,762          2,329          19,427
                                                  --------       --------       --------       ---------

Loss before income taxes......................     (47,552)       (38,889)       (28,367)       (184,318)

Income taxes..................................          23             19             17           2,307
                                                  --------       --------       --------       ---------
      Net loss................................     (47,575)       (38,908)       (28,384)       (186,625)
                                                  --------       --------       --------       ---------

Basic and diluted loss per share..............    $  (1.56)      $  (2,09)      $  (1.06)
                                                  ========       ========       ========
Shares used in computing per share amounts....      39,098         29,630         26,778
                                                  ========       ========       ========

Net loss per share for the year ended December 31, 1999 includes the net loss for the period and $13.6 million in adjustments to accumulated deficit related to favorable conversion and redemption rights on preferred stock issued and dividends on preferred stock during the period.

Net loss per share for the year ended December 31, 1998 includes the effect of $22.9 million in adjustments to accumulated deficit related to issuances of preferred stock with favorable conversion and redemption rights and dividends on preferred stock during the period.